Exhibit 99.1

Desktop Metal Intensifies Cost Reduction Plan and Ongoing Strategic Business Review to Accelerate Path to Profitability

Latest cost-saving program anticipates additional annualized cost savings of $50 million, with the majority of those savings to be realized by the end of this month

January 24, 2024 8 AM EST

BOSTON--(BUSINESS WIRE)--Desktop Metal, Inc. (NYSE: DM), a global leader in Additive Manufacturing 2.0 technologies for mass production, today announced an additional $50 million cost-reduction plan that includes a 20% workforce reduction designed to align its cost structure to current market dynamics.

The effort is part of a broader strategic business review and other actions, including continued consolidation of facilities and product rationalization, aimed at accelerating DM’s path to profitability in the midst of a downturn in the additive manufacturing industry.

“The cost-reduction plans announced today, in addition to the $100 million in cost reductions realized in 2023, will help us generate positive cash flow in light of a softer demand environment,” said Ric Fulop, Founder and CEO of Desktop Metal. “We are committed to getting profitable during this challenging period. The vast majority of the cuts will be completed this quarter, resulting in sequential cost reductions across the first half of 2024.

“While our industry is working through a challenging period, Desktop Metal’s commitment to its Additive Manufacturing 2.0 vision has not changed. We continue to have a positive long-term outlook for this industry as it transitions to mass production.”

Desktop Metal is notifying U.S.-based employees impacted by the cuts today. The Company is continuing to review international workforce changes, the timing of which will vary according to local regulatory requirements.

This latest action is expected to result in pre-tax restructuring charges of $24.3 million to $31.5 million. The majority of those estimated charges are non-cash, with an estimated $5.3 million to $7.5 million of the restructuring charges coming from cash reserves.

DM continues to invest in products and operations in line with near-term revenue generation, positioning the company to achieve its long-term financial goal of sustainable profitability.

The Company will provide further details about this cost-reduction effort in its regulatory filings and end-of-year earnings release and conference call, which is expected to be executed by the end of March 2024.

About Desktop Metal

Desktop Metal (NYSE:DM) is driving Additive Manufacturing 2.0, a new era of on-demand, digital mass production of industrial, medical, and consumer products. Our innovative 3D printers, materials, and software deliver the speed, cost, and part quality required for this transformation. We’re the original inventors and world leaders of the 3D printing methods we believe will empower this shift, binder jetting and digital light processing. Today, our systems print metal, polymer, sand and other ceramics, as well as foam and recycled wood. Manufacturers use our technology worldwide to save time and money, reduce waste, increase flexibility, and produce designs that solve the world’s toughest problems and enable once-impossible innovations. Learn more about Desktop Metal and our #TeamDM brands at www.desktopmetal.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements about Desktop Metal’s strategic integration and cost savings initiatives, expected restructuring charges, anticipated cost savings, long-term growth, market share, liquidity and profitability, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to, the risks and uncertainties set forth in Desktop Metal, Inc.'s filings with the U.S. Securities and Exchange Commission. There is no guarantee Desktop Metal will achieve the cost savings it expects. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investor Relations:

(857) 504-1084

DesktopMetalIR@icrinc.com

Media Relations:

Sarah Webster

sarahwebster@desktopmetal.com

(313) 715-6988